EXHIBIT 10.1

COMPENSATION AGREEMENT

THIS COMPENSATION AGREEMENT is entered into this 3rd day of August, 2017, between and among OCEAN THERMAL ENERGY CORPORATION, a Nevada corporation formerly named TetriDyn Solutions, Inc. (“OTE”), and its subsidiary, OCEAN THERMAL ENERGY CORPORATION, a Delaware corporation (together, the “Companies”), and JAMES R. KRUSE, an attorney (“Attorney”), on the following:

Premises

A.       The Attorney has provided bona fide legal services to the Companies through the firm with which he is associated. Such services related to transaction structuring, Securities Exchange Act filings, and miscellaneous matters, were not in connection with the offer or sale of securities in a capital-raising transaction, and did not directly or indirectly promote or maintain a market in the Companies’ securities.

B.       The Companies desire to satisfy their obligations due to the Attorney, with a balance of $195,474.35 as of May 31, 2017, plus additional accruals thereon (the “Compensation”), by the issuance of shares of OTE common stock, par value $0.001(the “Shares”).

Agreement

NOW, THEREFORE, upon these premises, which are incorporated herein by reference, and for and in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

1.                Registration Statement on Form S-8. OTE shall prepare and file, or cause to be prepared and filed, at its cost, at the earliest practicable date, a registration statement under the Securities Act of 1933 on Form S-8 (the “S-8”) covering the issuance and delivery of the Shares to the Attorney as provided in this Agreement.

2.                Payment of Compensation in Shares. Attorney may, at any time and from time to time, elect to call for the issuance of Shares as payment of Compensation by requesting the Companies to issue and deliver the Shares in accordance with the Attorney’s separate requests to OTE’s transfer agent as provided below.

3.                Stock Issuance. In order to effect the issuance and delivery of Shares by OTE as contemplated hereby, the Attorney shall transmit by electronic mail or similar electronic communication notice of sale of Shares in the form attached hereto as Exhibit A (the “Sale Notice”) to OTE and its transfer agent. On or before the third business day following the date of receipt of a Sale Notice, OTE, through its transfer agent, shall credit the aggregate number of Shares sold as reflected in the Sale Notice to the Attorney’s or his designee’s balance account with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system. The person or persons entitled to receive the Shares issuable upon a sale of such Shares shall be treated for all purposes as the record holder or holders of such Shares upon the transmission of a Sales Notice.

4.                Credit Compensation Due. The issuance and delivery of the Shares as provided in the last preceding paragraph shall effect a credit against the amount due and owing by the Companies for Compensation in an amount equal to the net proceeds received by the Attorney for the sale of the Shares in any trading market that may then exist. In order to facilitate accounting for the amount to be credited against the amount of the Compensation, the Attorney shall deliver to the Companies copies of sales confirmations, account statements, or other third-party evidence of the details of sales transactions.

5.                Payment of Compensation. If, as, and when the amount of all net sales proceeds from the sale of Shares pursuant to this Agreement equals the amount of Compensation due, the Attorney shall so advise the Companies, and the Attorney’s right to cause OTE to issue and deliver Shares pursuant to this Agreement shall automatically terminate. If the net amount realized by the Attorney exceeds the amount of Compensation due, such excess shall be paid promptly to the Companies.

6.                Payment in Cash. Notwithstanding this Agreement, the Companies may at any time pay the balance of Compensation due in cash, in which case this Agreement shall terminate.

7.                Term. This Agreement shall remain in full force and effect until the Compensation is paid in full, either through the sale of Shares or in cash or, if not paid on or before June 30, 2018, thereafter until June 30, 2019, unless the Attorney gives the Companies at least 30 days’ prior written notice of termination. Any unpaid balance of Compensation remaining outstanding after the termination of the Agreement shall remain a general obligation of the Companies.

1

8.                Notices. Any notice, demand, request, or other communication permitted or required under this Agreement will be in writing and will be deemed to have been given as of the date so delivered, if sent by electronic mail and receipt is acknowledged by the recipient or the sender receives confirmation of delivery, addressed as follows:

If to the Companies:	Jeremy P. Feakins
Email: Jeremy.Feakins@otecorporation.com

If to the Attorney:	James R. Kruse
Email: jrkusejd@gmail.com

9.                Severability. The provisions of this Agreement are severable and should any provision hereof be void, voidable, or unenforceable under any applicable law, such void, voidable, or unenforceable provision will not affect or invalidate any other provision of this Agreement, which will continue to govern the relative rights and duties of the parties as though the void, voidable, or unenforceable provision was not a part hereof. In addition, it is the intention and agreement of the parties that all of the terms and conditions hereof be enforced to the fullest extent permitted by law.

10.             Amendment. No amendment of any provision of this Agreement will be valid unless the same will be in writing and signed by all parties.

11.             Additional Documents. Each of the parties shall cooperate in good faith and with diligence and dispatch in preparing any additional or confirmatory documents requested by the other in order to effectuate the terms and conditions of this Agreement.

12.             Successors and Assigns. No party will assign its or his rights and obligations under this Agreement without the written consent of the other parties. This Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their permitted successors and assigns.

13.             Governing Law. This Agreement will be governed by and construed under and in accordance with the laws of the state of Nevada without giving effect to any choice or conflict of law provision or rule (whether the state of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Nevada.

14.             Nonwaiver. The rights and remedies of the parties under this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law: (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

15.             Costs of Suit. If a legal action or other proceeding is brought for enforcement of this Agreement because of an alleged dispute, breach, or misrepresentation in connection with any of the provisions hereof, the successful or prevailing party will be entitled to recover reasonable attorney’s fees and costs incurred, both before and after judgment, in addition to any other relief to which they may be entitled.

16.             Counterpart Signatures. This Agreement may be executed in multiple counterparts of like tenor, each of which will be deemed an original but all of which taken together will constitute one and the same instrument. Counterpart signatures of this Agreement that are manually signed and delivered by facsimile transmission; by a uniquely, marked computer-generated signature; or by other electronic methods, will be deemed to constitute signed original counterparts hereof and will bind the parties signing and delivering in such manner and will be the same as the delivery of an original.

17.             Authority. Each individual signing this Agreement on behalf of a party hereto warrants and represents that such individual is duly authorized and empowered to enter in this Agreement and bind such party hereto.

2

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

OCEAN THERMAL ENERGY CORPORATION,
a Nevada corporation formerly named
TetriDyn Solutions, Inc.

By:	/s/ Jeremy P. Feakins
Jeremy P. Feakins, President

OCEAN THERMAL ENERGY CORPORATION,
a Delaware corporation

By:	/s/ Jeremy P. Feakins
Jeremy P. Feakins, President

JAMES R. KRUSE

3